Exhibit 10.5

Loan Agreement, dated September 21, 2001

REMEDENT USA, INC.

September 21, 2001

Mr. Gary Legator

C/O Mr. Jonathan J. Marine

448 21st Street

Manhattan Beach, CA 90266

Dear Mr. Legator:

This letter will serve to confirm the agreement between Remedent USA, Inc. (the “Company”) and yourself (the “advisor”).

(1)    The advisor will receive 100,000 fully vested options.  These options will carry a strike price of $0.10 per share, and will be provided as compensation for investor relations services to be provided by the advisor.  As such, these options will be registered through the filing of an S-8 and will be fully registered as advisor compensation.

The above-mentioned terms are agreed upon on this day, by the following:

/s/ Kenneth J. Hegemann	/s/ Stephen F. Ross	/s/ Gary Legator
Kenneth J. Hegemann	Stephen F. Ross	Gary Legator
Chief Executive Officer	Chief Financial Officer	Advisor
Remedent USA, Inc.	Remedent USA, Inc.

17555 VENTURA BLVD..SUITE 200 • ENCINO, CA • 91316

PHONE: (818) 922-0585 • FAX: (818) 922-0584